Exhibit 3.3

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
               Cap. 291 of the laws of the British Virgin Islands

                            MEMORANDUM OF ASSOCIATION

                                       Of

                             ONNY INVESTMENT LIMITED


1.       NAME

         (a) The name of the Company is ONNY INVESTMENT LIMITED and its representation in Chinese is____________.

         (b) In event of an inconsistency, the name of the Company in English shall prevail.

2.       REGISTERED OFFICE

         The Registered Office of the Company will be Pasea Estate, Road Town, Tortola, British Virgin Islands or such other place within the British Virgin Islands as the Company may from time to time by a resolution of directors determine.

3.       REGISTERED AGENT

         The Registered Agent of the Company will be Morgan & Morgan Trust Corporation Limited of Pasea Estate, Road Town, Tortola, British Virgin Islands, or such other qualified person in the British Virgin Islands as the Company may from time to time by a resolution of directors determine.

4.       GENERAL OBJECTS, POWERS AND EXCEPTIONS

4.1 The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands including but not limited to:




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4.2      The purchase,  sale,  transfer,  disposal,  dealing,  finance,  barter, ownership, administration, giving or taking in loans, commission, mortgage, security, lese, use usufruct, or receivership of any kind of property, whether real or personal stocks or rights, and make and
         accept  all  kinds  of  deals,  contracts,   operations,  business  and
         transactions of lawful commerce.

         4.2.1 For the foregoing purposes the Company shall have, in addition to the powers conferred by law, power to act as follows:

         4.2.2    To adopt and use a corporate seal and alter it at pleasure;

         4.2.3 To acquire, construct, purchase, hold, use and convey real and personal property of every kind, and make and accept pledge, mortgage, leases, liens and encumbrances of every kind;

         4.2.4    To appoint offices and agents;

         4.2.5    To enter into contracts of all kinds;

         4.2.6 To issue by-laws not inconsistent with the laws in force in the British Virgin Islands, for the management, regulation and government of its business and properties, for the transfer of shares, the calling and holding of meetings of members and directors;

         4.2.7 To carry on its business and exercise its powers foreign countries;

         4.2.8    To agree its  dissolution in accordance  with the law,  either
                  voluntarily   or  on  the  order  of  a  court  of   competent
                  jurisdiction;


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         4.2.9    To borrow  money and  contract  debts in  connection  with its business or for any lawful purposes;

         4.2.10 To issue bonds, notes, bills of exchange, and other obligations (which may or may not be convertible into shares of the Company) payable at a specific time or times or payable upon the occurrence of a specific event, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful purpose;

         4.2.11 To guarantee, acquire, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in shares of the authorised capital or bonds, or other obligations issued by other corporations or any municipality, province, state or government;

         4.2.12 To do whatever may be necessary for the accomplishment of the purposes enumerated in this Memorandum of Association or any amendment thereof necessary or incidental to the protection and benefit of the Company and, in general, to carry on any lawful business whether or not such business is similar in nature to the purpose set forth in this Memorandum of Association or in any amendment thereof.

4.3      The Company is not authorised to and may not:

         4.3.1 carry on business with persons resident in the British Virgin Islands;

         4.3.2 own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (4.4.5) of sub clause (4.4);

         4.3.3 carry on banking or trust business it is licensed under the Banks and Trust Companies Act, 1990;



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         4.3.4    carry on  business as an  insurance  or  reinsurance  company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

         4.3.5 carry on the business of company management unless it is licensed under the Company Management Act, 1990; or

         4.3.6 carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

4.4 For the purposes of paragraph 4.3.1 of sub-clause 4.3, the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if:

         4.4.1 it makes or maintains deposits with a person carrying on business within the British Virgin Islands;

         4.4.2 it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

         4.4.3 it prepares or maintains books and records within the British Virgin Islands;

         4.4.4 it convenes within the British Virgin Islands meeting of its directors or members.

          4.4.5 it maintains a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

         4.4.6    it maintains shares, debt obligations or other securities in a
                  company   incorporated   under  the   International   Business
                  Companies Act or under the Companies Act; or



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         4.4.7    shares,  debt  obligations or other  securities in the Company are owned by any person resident in the British Virgin Islands
                  or  by  any  company   incorporated  under  the  International
                  Business Companies Act or under the Companies Act.

         4.5 The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects of the Company as hereinbefore set out.

5.       CAPITAL FORMATION

5.1      CURRENCY

         Shares in the Company shall be issued in the currency of the United States of America.

5.2      AUTHORISED CAPITAL, CLASSES, NUMBER AND PAR VALUE SHARES

         The authorised capital of the Company is Five Million Dollars (US$5,000,000) divided into 40,000 shares of Ordinary Shares of US$100 par value each and 10,000 shares of Preferred Shares of US$100 par value.

5.3 RIGHTS, QUALIFICATIONS, DESIGNATIONS, POWERS, PREFERENCES, LIMITATIONS AND RESTRICTIONS OF SHARES

         5.3.1    All shares shall

         5.3.1.1  have one vote each;

         5.3.1.2 be subject to redemption, purchase or acquisition by the Company for fair value; and



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         5.3.1.3  have  the  same   rights   with   regard  to   dividends   and
                  distributions upon liquidation of the Company.

         5.3.2 The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of hares that the Company is authorized to issue shall be fixed by a resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identical in each separate class.

5.4      VARIATION OF CLASS RIGHTS

         If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued of any other class or series of shares which may be affected by such variation.

5.5      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

         The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5.6      REGISTERED SHARES

         The Company shall issue all of its authorised shares as registered shares only and registered shares may not be exchanged for shares issued to bearer.



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5.7      TRANSFER OF REGISTERED SHARES

         Registered shares in the Company as evidenced by a resolution of directors or by a resolution of members.

6.       AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

         The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or directors.

7.       DEFINITIONS

         The meanings of words in this Memorandum of Association are as defined in the Articles of Association annexed hereto and in the Act.

We, MORGAN&MORGAN TRUST CORPORATION LIMITED of Pasea Estate, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 12th day of January, 2005 in the presence of:

WITHESS:                   SUBSCRIBER:

Sgd. Sherie Cornelius      Sgd. Renata Chalwell

Sherie Cornelius           Renata Chalwell
Road Town, Tortola         MORGAN & MORGAN TRUST
British Virgin Islands     CORPORATION LIMITED
                           Pasea Estate, Road Town
                           Tortola, British Virgin Islands




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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
               Cap. 291 of the laws of the British Virgin Islands

                             ARTICLES OF ASSOCIATION

                                       Of

                             ONNY INVESTMENT LIMITED

1.       INTERPRETATION

In these Articles, if not inconsistent with the subject or context, the following words and expressions shall bear the meanings below them.

1.1      capital:

         The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

         1.1.1 the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and without par value held by the Company as treasury shares, and

         1.1.2 the amounts as are from time transferred from surplus to capital by a resolution of directors.

1.2      member:

         A person who holds shares in the Company.

1.3      person:

         An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.



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1.4      resolution of directors:

         1.4.1 a resolution approved at a duly constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain where the meeting was called on proper notice, or, if on short notice, if those directors not present have waived notice; or

         1.4.2 a resolution consented to in writing by all directors or by all members of the committee, as the case may be; except that where a director is given more than one vote, he shall be counted by the Number of votes he casts for the purpose of establishing a majority.

1.5      resolution of members

         1.5.1 A resolution approved at a duly constituted meeting of the members of the Company by the affirmative vote of:

                  (i) a simple majority of the votes of the shares which were present at the meeting and were voted and not abstained , or

                  (ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

         1.5.2    A resolution consented to in writing by

                  (i) an absolute majority of the votes of shares entitled to vote thereon, or


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                  (ii)     an  absolute  majority  of the votes of each class or
                           series of shares entitled to vote thereon as a class series of an absolute majority of the votes of the remaining shares entitled to vote thereon.

1.6      securities

         Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.

1.7      surplus

         The excess, if any, at the time of the determination, of the total assets of the Company over the sum of its total liabilities, as shown in is books of account, plus the Company's capital.

1.8      the Memorandum

         The Memorandum of Association of the Company as originally framed of as from time to time amended.

1.9      the Act

         The International Business Companies Act Cap.291of the laws of the Companies Act Cap.291of the laws of the British Virgin Islands as originally enacted or as from time to time amended.

1.10     the seal

         The Common Seal of the Company.

1.11     these Articles

         These Articles of Association sa originally framed or as from time to time amended.



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1.12     treasury shares

         Shares of the Company that were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.13 Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed photographed, or represented or reproduced by and mode of representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

1.14 Save as aforesaid any words or expressions defined in the Ordinance shall bear the same meaning in these Articles.

1.15 Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

1.16 A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

1.17 reference to money in these Articles, unless otherwise stated, is a reference to the currency in which the shares of the Company shall be issued according to the provisions of the Memorandum.

2.       REGISTERED SHARES

2.1 The Company shall issue to every member holding registered shares in the Company a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.



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2.2      Any member  receiving a share  certificate for registered  shares shall indemnify and hold the Company and its directors and offices harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use of representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost, it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

2.3 If several persons are registered as joint holders of any shares, any one of such persons may be given an effectual receipt for any dividend payable in respect of such shares.

3.       SHARES, AUTHORISED CAPITAL AND CAPITAL

3.1 Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

3.2 Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property, or any combination of the foregoing as shall be determined by a resolution of directors.

3.3 Shares in the Company may be issued for such amount of consideration determine, except that in the case of shares with par value, the amount shall not be less than the par value and in the absence of fraud the



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         decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

3.4 A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

3.5      The  Company  may  dispose  of  treasury   shares  on  such  terms  and
         conditions(not   otherwise  inconsistent  with  these  Articles)as  the
         Company may by resolution of directors determine.

3.6 The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

3.7 Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

3.8 The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made except in compliance with Regulations 6.4 and 6.5.



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3.9      Shares  that the  Company  purchases,  redeems  or  otherwise  acquires pursuant to Regulation 3.8 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of
         capital  and  would  otherwise   infringe  upon  the   requirements  of
         Regulations 6.4 and 6.5, or to the extent that such shares are in excess of 80 percent of the issue shares of the Company, in which case they shall be cancelled but they shall be available for reissue. Upon the cancellation of a share, the amount included as capital of with respect to that share shall be deducted from the capital of the Company.

3.10 Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

4.       TRANSFER OF SHARES

4.1 Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

4.2 The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.



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4.3      Subject to any limitations in the  Memorandum,  the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share registered closed for more than 60 days in any period of 12 months.

5.       TRANSMISSION OF SHARES

5.1 The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two regulations.

5.2 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

5.3 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.



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5.4      What amounts to  incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

6.       REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPOTAL

6.1 The Company may, by a resolution of members or directors, amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of shares, increase or reduce the par value of any shares or effect any combination of the foregoing.

6.2      The Company may amend the Memorandum to:

         6.2.1 divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

         6.2.2 combine the shares, including issued shares, of a class or series into smaller number of shares of the same class or series; provided however, that where shares are divided or combined under 6.2.1and 6.2.2 of the Regulations, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

6.3 The capital of the Company may, by a resolution of members or directors, be increased by transferring an amount of the Company to capital, and, subject to be the provisions of Regulations 6.4 and 6.5, the capital o the Company may be reduced by transferring an amount of the capital of the Company to surplus.



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6.4      No reduction of the capital  shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

6.5 No reduction of capital shall be effected unless the members or directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable value of the assets of the Company will not be less than its total liabilities ,other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

6.6      Where the Company reduces its capital the Company may

         6.6.1 return to its members any amount received by the Company upon the issue of any of its shares;

         6.6.2 purchase, redeem or otherwise acquire its shares out of capita; or

         6.6.3 cancel any capital that is lost or not represented by assets having a realizable value.

7.       MEETINGS AND CONSENTS OF MEMBERS

7.1 The directors of the Company may convene meeting of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.



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7.2      Upon  the  written  request  of  members  holding  10  percent  or  the outstanding voting shares in the Company the directors shall convene a meeting of members.

7.3 The directors shall give not less than 7 days notice of meeting of members to those persons whose names on the date the notice is given appears as members in the share register of the Company.

7.4 A meeting of members held in contravention of the requirement in Regulation 7.3 is valid,

         7.4.1 if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to shorter notice of the meeting, or

         7.4.2 if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

7.5 The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

7.6 A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

7.7 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

7.8 An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy. Only members who are individuals may appoint proxies.

                                (Name of Company)


         I/We_______________________________________ being a member of the above
         Company             with             ________shares,             HEREBY
         APPOINT_______________________________      of_______________________or
         failing him/her____________of___________to be my/our proxy to vote for me/us at the meeting of members to be held on the_____day (Any restrictions on voting to be inserted here) Signed thi_______day of __________, _______
                     _______________________________________
                                     Member

7.9      The following shall apply in respect of joint ownership of shares:

         7.9.1 f two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

         7.9.2 if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

         7.9.3 if two or more of the joint owners are present in person or by proxy they must vote as one.

7.10 A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

7.11 A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolution of members to be considered at the meeting, If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

         7.12 If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within an hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.13 At every meeting of members, the chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

7.14 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.15 At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

7.16 Any person other than an individual shall be regarded as one member and subject to Regulation 7.17 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

7.17 Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

7.18 The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.19 Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

8.       DIRECTORS

8.1 The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such terms as the members determine.

8.2 The minimum number of directors shall be one and the maximum number shall be ten.

8.3 Each director shall hold office for the term, if any, fixed resolution of members or until his earlier death, resignation or removal.

8.4 A director may be removed from office, with or without cause, by a resolution of members.

8.5 A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may by specified in the notice.

8.6 The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy occurs through the death, resignation or removal of a director but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.

8.7 With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.8 A director shall not require a share qualification, and may be an individual or a company.

9.       POWERS OF DIRECTORS

9.1 The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirements made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

9.2 The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

9.3 Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles, or in the resolution of directors appointing the officer or agent , except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

9.4 Any director, which is a body corporate, may appoint any person as its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

9.5 The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

9.6 All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

10.      PROCEEDINGS OF DIRECTORS

10.1 The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.2 A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.3 A director shall be given not less than 7 days notice of meeting of directors, but a meeting of directors held without 7 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting. T he inadvertent failure to give notice of a meeting to a director or the fact that a director has not received the notice, does not invalidate the meeting.

10.4 A director may by a written instrument appoint an alternate who need not to be a director and an alternate is entitled to attend meeting in the absence of the director who appointed him and vote or consent in place of the director.

10.5 A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two directors in which case the quorum shall be two.

10.6 If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

10.7 At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of

Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board if Directors is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

10.8     The directors shall cause the following corporate records to be kept;

10.8.1 minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

10.8.2 copies of all resolutions consented to by directors, members , committees of directors, committees of officers and committees of members; and

10.8.3 such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

10.9 The books, records and minutes shall be kept at the registered office of the Company or at such other place as the directors determine.

10.10 The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors.

10.11 Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority either to amend the Memorandum or these Articles or with respect to the matters requiring a resolution of directors under Regulations 8.6, 8.7 and 9.2.

10.12 The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutates mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

11.      OFFICERS

11.1 The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient, Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, president and one or more Vice presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable, Any number of offices may be held by the same person.

11.2 The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the president to manage the day to day affairs of the Company ,the Vice presidents to act in order of seniority in the absence of the president ,the Secretaries to maintain the share register, minute books and records(other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

11.3 The emoluments of all officers shall be fixed by resolution of directors.

11.4 The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

11.5 The Registered Agent may certify to whom it may concern, the names and addresses of the directors and officers of the Company and terms of their incumbency.

12.      CONFLICTS OF INTERESTS

12.1 No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

12.2 A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

13.      INDEMNIFICATION

13.1 Subject to Regulation 13.2, the Company shall indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

         13.1.1 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company ; or

         13.1.2 is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

13.2 Regulation 13.1 only applies to a person referred to in that Regulation if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

13.3 The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of this Regulation 13, unless a question of law is involved.

13.4 The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

13.5 If a person referred to in Regulation 13.1 has been successful in defence of any proceedings referred to in that Regulation, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

13.6 The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of , or in any other capacity is or was acting for another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has would have had the power to indemnify the person against the liability under Regulation 13.1.

14.      SEAL

         The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

15.      DIVIDENDS

15.1 The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

15.2 The directors may from time to time pay to the members such out interim dividends as appear to the directors to be justified by the profits of the Company.

15.3 The director may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

15.4 No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

15.5 Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

15.6 No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Regulation 3.10.

15.7 A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

15.8 In the case of a dividend of authorised but unissued share with par value, an amount equal to the aggregate par value of the share shall be transferred from surplus to capital at the time of the distribution.

15.9 In the case of a dividend of authorised but unissued share without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

15.10 A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

16.      ACCOUNTS

         The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

17.      AUDIT

17.1 The Company may by resolution of members call for the accounts to be examined by auditors.

17.2 The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

17.3 The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

17.4     The remunerzation of the auditors of the Company:

         17.4.1 in the case of auditors appointed by the directors, may be fixed by resolution of directors.

         17.4.2 Subject to the forgoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

17.5 The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a report whether or not

         17.5.1 in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at end of that period;

         17.5.2 all the information and explanations required by the auditors have been obtained.

17.6 The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

17.7 Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

17.8 The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

18.      NOTICES

18.1 Any notice, information or written statement to be given by the Company to members may be served by mail addressed to each member at the address shown in the share register or by personal delivery to each member.

18.2 Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to the registered agent of the Company.

18.3 Service of any summons, notice, order, document, process, information of written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

19.      PENSION AND SUPERANNUATION FUNDS

         The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the



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         Company  or any  company  which is a  subsidiary  of the  Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependants of any such person, and may take payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

20.      ARBITRATION

20.1 Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching any done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.



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20.2     If  either  party to the  reference  makes  default  in  appointing  an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

21.      VOLUNTARY WINDING UP AND DISSOLUTION

         The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares, it may voluntarily commence to wind up and dissolve by resolution of directors.

22.      CONTINUATION

         The Company may by resolution of members or by resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, MORGAN & MORGAN TRUST CORPORATION LIMITED of Pasea Estate, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to the Articles of Association this 12th day of January, 2005 in the presence of the undersigned witness

WITNESS:                    SUBSCRIBER:

Sgd.Sherie Cornelius        Sgd. Renata Chalwell

Sherie Cornelius            Renata Chalwell
Road Town, Tortola          MORGAN & MORGAN TRUST
British Virgin Islands      CORPORATION LIMITED
                            Pasea Estate, Road Town
                            Tortola, British Virgin Islands





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